SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (hereafter, the “Agreement”) is made and entered into this 31st day of May, 2017 (hereafter referred to as the “Effective Date”), by GCP APPLIED TECHNOLOGIES INC., and subsidiaries and affiliates, and each of their representatives, officers, directors, shareholders, managers, supervisors, employees, agents, heirs, assigns and successors (hereafter referred to collectively as “GCP”) and SABER ZAIN MAHMOOD and all of his agents, heirs, assigns and successors (hereafter referred to collectively as “EMPLOYEE”).
On the occasion of EMPLOYEE’s separation from employment with GCP, the parties to this Agreement desire to settle fully and finally all matters and potential differences between them arising out of the EMPLOYEE’s employment with GCP, and the termination of that employment. Therefore, in order to achieve this result, GCP and EMPLOYEE agree to the following:
1.    EMPLOYEE’s last date of active work with GCP shall be May 4, 2017. EMPLOYEE will be placed on leave with pay (i.e., pay and benefits in lieu of notice) until June 30, 2017 (“Termination Date”), which will be regarded as EMPLOYEE’s last date of employment with GCP.
2.    In consideration of the promises made by EMPLOYEE, and subject to the paragraphs below:
(i) GCP will pay EMPLOYEE severance pay equal to $765,000 (i.e., a total of 1 year of base salary and 1 year of target bonus), less any outstanding advances, tax withholdings and applicable contributions to GCP benefit plans, paid in the form of a single lump-sum payment within sixty (60) days of the Termination Date and pursuant to the terms of the Severance Plan for Leadership Team Officers of GCP Applied Technologies Inc.;
(ii) GCP will pay to EMPLOYEE an additional amount equal to $250,000, minus any applicable deductions or withholdings or other reductions required by applicable law, paid in a single lump sum payment within sixty (60) calendar days after the EMPLOYEE’s employment termination date.

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(iii) EMPLOYEE will remain eligible to receive a pro-rated Annual Incentive Compensation Program (AICP) bonus for fiscal 2017. The pro-rated amount will reflect the portion of the 2017 fiscal year that EMPLOYEE is employed by GCP. The amount of EMPLOYEE’s pro-rated bonus will depend on the extent that the applicable business performance goals are met (and will be subject to any applicable GCP Board of Director approvals) and also on EMPLOYEE’s individual performance while still employed by GCP. Any pro-rated bonus to which EMPLOYEE becomes entitled will be paid at the same time as bonuses are paid to actively working eligible employees in March 2018. (EMPLOYEE will not be entitled to any other bonus for 2018 or thereafter);
(iv) EMPLOYEE will remain eligible to continue coverage under a Company medical, dental and vision plan for up to twenty four (24) months after the Termination Date; provided, however, that EMPLOYEE pays the required monthly contribution for such coverage); and
(iv) GCP shall pay the cost of outplacement services for the EMPLOYEE at the outplacement agency that GCP regularly uses for such purpose for a period of twelve (12) months.
3.    In consideration of the promises of GCP, the EMPLOYEE (on his own behalf and on the behalf of his agents, heirs, personal representatives, and assigns) hereby releases and forever discharges GCP from any and all claims, actions, demands and causes of action in law or in equity which EMPLOYEE may have had or may now have, which are based on or are in any way related to his/her employment with GCP or the termination of that employment; the EMPLOYEE’s release of claims and actions includes, but is not limited to, actions arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act; the Worker Adjustment and Retraining Notification (“WARN”) Act, the Massachusetts Fair Employment Practices Act, the Massachusetts Equal Rights Act, the Massachusetts Civil Rights Act; and any and all other similar federal, state and local laws, statutes or constitutions; and any and all actions EMPLOYEE may have had or may now have in tort, contract, or under statutory, or the common law that arose prior to the Effective Date of this Agreement. Notwithstanding any other provision of this Agreement, (i) you are not in any way prohibited from reporting information

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to, or participating in any investigation or proceeding conducted by, the Securities and Exchange Commission (“SEC”) or any other federal, state, or local governmental agency or entity; (ii) you are not in any way precluded from providing information in response to a valid subpoena, court order, or regulatory request; and (iii) nothing in this Agreement limits your right to receive an award for information provided to the SEC.
4.    EMPLOYEE further promises and agrees not to file, cause to be filed, or join in the filing in any federal, state or local court, any grievance, claim or action, as an individual or as a member of a class, relating to his employment or the termination of his employment with GCP, and he waives any right to legal or equitable relief which might be claimed on his behalf by any class representative or government agency with respect to his employment with GCP. Notwithstanding the foregoing, however, this agreement and covenant not to sue does not restrict EMPLOYEE's right to initiate an action against GCP under the Older Workers Benefit Protection Act (“OWBPA”) challenging the release of his claims or his covenant not to file a claim or lawsuit under the ADEA or the right to file a charge with the Equal Employment Opportunity Commission or take part in any agency investigation.
5.    During EMPLOYEE’s employment with GCP, EMPLOYEE had access to confidential and proprietary information and trade secrets, including but not limited to information about GCP’s employees, customers, business methods, programs, procedures, systems, and strategies (collectively referred to as “Confidential Information”), which information GCP considers to be among its most valuable assets. As part of this Agreement, EMPLOYEE agrees not to disclose this Confidential Information to any person or entity, unless EMPLOYEE first obtains written authorization of an officer of GCP. EMPLOYEE also agrees not to use, or allow any other person or entity to use, this Confidential Information, without first obtaining the written authorization of an officer of GCP. EMPLOYEE understands and agrees that EMPLOYEE’s obligations described in this paragraph will remain in effect even after the expiration of the period that EMPLOYEE receives severance pay.

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6.    EMPLOYEE agrees not to make any remarks, whether written or oral, including through electronic transmission such as e-mail or Internet, that may negatively reflect upon GCP, its officers, directors, employees, customers or business, or otherwise take any action that could reasonably be anticipated to cause damage to the reputation, goodwill or business of GCP or any of its officers, directors, or employees. EMPLOYEE agrees not to make such negative remarks regardless of whether EMPLOYEE believes such remarks to be true or whether they are, in fact, true. EMPLOYEE understands and agrees that EMPLOYEE’s obligations as described in this paragraph will remain in effect even after the expiration of the period that EMPLOYEE receives severance pay.
7.    EMPLOYEE understands and agrees that this Agreement is confidential. EMPLOYEE agrees, unless otherwise required by applicable law, not to disclose the terms of this Agreement or the fact of its execution to any person, including but not limited to, current GCP employees, the media, prospective employers, private or public entities, or other individuals or entities, without the advance written consent of GCP. This confidentiality provision does not apply to EMPLOYEE’s immediate family, attorney or tax advisor, so long as these excepted individuals are notified of this provision and agree to not further disclose the terms of the Agreement in accordance with the terms of this provision.
8.    EMPLOYEE agrees that neither this Agreement nor the negotiations in pursuance thereof shall be construed or interpreted to render EMPLOYEE a prevailing party for any reason, including but not limited to an award of attorney’s fees, expenses or costs under any statute or otherwise.
9.    EMPLOYEE acknowledges that GCP has made no representations regarding the tax consequences of this Agreement. EMPLOYEE understands that GCP will deduct from the payments referenced in Paragraph 2 applicable federal and state income tax withholding and all other lawful deductions including, but not limited to, ordinary employment taxes (as well as employee-paid premiums for benefits), and will report the payments referenced in Paragraph 2 to the Internal Revenue Service on Form W-2.

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10.    In the event that any party to this Agreement is forced to institute legal proceedings for breach of the terms of this Agreement, it is agreed that any trial shall be without a jury, venue shall be in the Commonwealth of Massachusetts. This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts, and the prevailing party in any action shall be entitled to its costs, including reasonable attorney’s fees.
11.    EMPLOYEE is hereby advised to consult with an attorney of his own choice prior to and in connection with the execution of this Agreement and EMPLOYEE acknowledges that he has been advised to consult with an attorney of his/her own choice prior to and in connection with the execution of this Agreement.
12.    EMPLOYEE certifies that this Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that exist or that he has or may claim to have under the Age Discrimination in Employment Act (“ADEA"), as amended by the Older Workers Benefit Protection Act of 1990. This release does not govern any rights or claims that might arise under the ADEA after the date this Agreement is signed by the EMPLOYEE. EMPLOYEE acknowledges that the consideration provided pursuant to this Agreement is in addition to any consideration that he would otherwise be entitled to receive. EMPLOYEE agrees that he has been informed that he has the right to consider this Agreement for a period of at least twenty-one (21) days prior to entering into this Agreement. EMPLOYEE also understands that he has the right to revoke this Agreement for a period of seven (7) days following its execution by providing written notice of revocation to: Kevin R. Holland, Vice President and Chief Human Resources Officer, GCP Applied Technologies Inc., 62 Whittemore Avenue, Cambridge, MA 02140. Should EMPLOYEE revoke this Agreement, EMPLOYEE understands that he shall not be entitled to any of the benefits specified under Paragraph 2 above.
13.    This Agreement shall not be construed as, or deemed to be, evidence of an admission of any liability whatsoever on the part of GCP or any of its officers, directors, employees or agents.

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14.    No statements, promises or understandings of any party may alter the plain meaning of the terms of this Agreement.
15.     The Parties agree that, to the extent that any provision of this Agreement is determined to be in violation of the OWBPA, it should be severed from the Agreement or modified to comply with the OWBPA, without affecting the validity or enforceability of any of the other terms or provisions of the Agreement.
16.    Further Covenants of Employee:
(i) Noncompetition
(a) For a period of twelve (12) months after EMPLOYEE is no longer employed (for any reason whatsoever) by GCP, EMPLOYEE will not, without the prior written consent of an authorized officer of GCP, (i) enter the employment of or act as an agent, broker or distributor for or adviser or consultant to any person, firm, corporation or business entity that is (or is about to become) directly or indirectly engaged in the development, manufacture or sale of any product that competes with or is similar to any product manufactured, sold or under development by GCP at any time while EMPLOYEE was employed by GCP, in any area of the world in which such product is, at the time EMPLOYEE ceases to be employed, manufactured or sold by GCP, provided that this restriction shall apply only with respect to the products with whose development, manufacture, or sale EMPLOYEE was concerned or connected in any way during the twelve (12) month period immediately prior to EMPLOYEE’s ceasing to be an employee of GCP.
(b) EMPLOYEE hereby acknowledges and confirms that the business of GCP extends throughout substantial areas of the world. During the course of EMPLOYEE’s employment with GCP, EMPLOYEE’s involvement with the business of GCP may vary as to products and geographic area. It is GCP’s practice to enforce this noncompetition covenant only to the extent necessary to protect GCP’s legitimate interests commensurate with EMPLOYEE’s involvement with the business of GCP during EMPLOYEE’s employment, and EMPOYEE acknowledges and confirms that GCP may enforce this noncompetition covenant consistent with such practice.

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(ii)    Nonsolicitation of Customers
EMPLOYEE agrees that during the twelve (12) month period immediately following cessation of EMPLOYEE’s employment with GCP for any reason whatsoever, EMPLOYEE shall not, on EMPLOYEE’s own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, without the prior written consent of an authorized officer of GCP, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of GCP, or any representative of any customer or prospect of GCP, with a view to sell or provide any product, equipment, or service competitive or potentially competitive with any product, equipment, or service sold or provided or under development by GCP during the 12 months immediately preceding cessation of EMPLOYEE’s employment with GCP; provided that the restrictions set forth in this paragraph shall apply only to customers or prospects of GCP, or representative of customers or prospects of GCP, with whom EMPLOYEE had contact during such 12-month period. The actions prohibited by this section shall not be engaged in by the EMPLOYEE directly or indirectly, whether as manager, salesman, agent, sales or service representative, engineer, technician or otherwise.
(iii)    Nonsolicitation of Employees
EMPLOYEE agrees that during the twelve (12) month period immediately following cessation of EMPLOYEE’s employment with GCP for any reason whatsoever, EMPLOYEE shall not, on EMPLOYEE’s own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, without the prior written consent of an authorized officer of GCP, recruit, solicit, or induce, or attempt to recruit, solicit, or induce, any employee of GCP (with whom EMPLOYEE had contact or supervised during the term of EMPLOYEE’s employment with GCP) to terminate their employment relationship with GCP or to perform services for any other person, firm, corporation or business organization or entity.

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(iv)    Breaches
EMPLOYEE acknowledges that were EMPLOYEE to breach the provisions of any of these covenants of this paragraph 16, the injury to GCP would be substantial, irreparable, and impossible to measure and compensate in money damages alone. EMPLOYEE therefore agrees that, in addition to provable damages, GCP may seek, and agrees that a court of competent jurisdiction should grant, preliminary and permanent injunctive relief prohibiting any conduct by EMPLOYEE that violates any of these covenants
17.    To the extent applicable, this Agreement will be interpreted in accordance with Internal Revenue Code Section 409A and the regulations and other interpretive guidance issued thereunder including, without limitation, any such regulations or other guidance that may be issued after the date this Agreement is executed. Notwithstanding any other provision of this Agreement, if the Company determines that any provision herein is or may be subject to Code Section 409A, the Company may adopt such amendments or modify payments made hereunder or take any other action or actions that the Company determines is necessary or appropriate to (i) exempt payments made hereunder from the application of Code Section 409A; or (ii) comply with the requirements of Code Section 409A. Notwithstanding any other provision of this Agreement, if the period for consideration and revocation of this Agreement spans two tax years, then any payments hereunder which are subject to Code Section 409A shall be delayed until the later of (x) the end of the applicable revocation period, or (y) the first regularly scheduled Company payroll date in the second tax year.
18.    Except as provided in the second sentence of this paragraph, this Agreement sets forth the entire Agreement and understanding of EMPLOYEE and GCP concerning the subject matter of this Agreement, and supersedes all prior discussions, agreements, arrangements and understandings concerning such subject matter. Notwithstanding any other provision of this Agreement to the contrary, this Agreement does not supersede, but is in addition to, any confidentiality agreement or understanding between EMPLOYEE and GCP. The rights and remedies of GCP under this Agreement are independent of, and separate and distinct from its rights and remedies under any such other agreement or understanding, and no default or

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termination under any such other agreement or understanding shall in any way affect the obligations of EMPLOYEE or the rights and remedies of GCP under this Agreement. Intending to be legally bound, the parties execute this Separation Agreement and General Release by their signatures below.

Agreed:

/s/ Zain Mahmood
EMPLOYEE

May 31, 2017
Date

GCP APPLIED TECHNOLOGIES INC.

By: /s/ Kevin R. Holland

May 31, 2017
Date

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